Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated February 7, 2017, relating to the financial statements of A.S.V., LLC as of December 31, 2016 and 2015 and for the years then ended, in this Amendment No. 2 Registration Statement on Form S-1/A #2 (Form S-1 No. 333-216912). We also consent to the reference of us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Sterling Heights, Michigan

April 26, 2017